Exhibit 10.11

PROMISSORY NOTE

$314,000.00	February 26, 2020

BORROWER:	Cingulate Therapeutics, LLC

Address:	1901 W. 47th Place
Municipality:	Kansas City
County & State:	Johnson County, Kansas
Zip:	66205

(hereinafter “Borrower”) is borrowing money from

LENDER:	Matthew Brams

Address:	[**]
Municipality:	[**]
County & State:	[**]
Zip:	[**]

(hereinafter “Lender”).

The words Borrower and Lender include all borrowers and all lenders under this Note. The Lender and any other holder of this Note may transfer this Note. The word Lender includes the original Lender and anyone who takes this Note by transfer.

1.	BORROWER’S PROMISE TO PAY:

In return for this loan, the Borrower promises to pay to the Lender the sum of Three Hundred Fourteen Thousand ($314,000.00) Dollars (hereinafter “Principal”) with interest provided in Paragraph 2 from the date of this Note until the Note is paid in full, subject to the Borrower’s ability as provided in the Agreement to convert the outstanding Principal and accrued interest into Cingulate Therapeutics, LLC (hereinafter “Cingulate”) equity as set forth in Paragraph 5 by and between the Borrower and the Lender.

2.	INTEREST:

The Borrower shall pay simple interest on the unpaid principal at the annual rate of eight (8%) percent (the “Agreed Interest Rate”) from February 26, 2020 until the Principal is paid in full (hereinafter, “Interest”). Interest shall be charged and calculated on the actual number of days elapsed over a 365-day year. The Borrower shall pay the Principal and Interest at the earlier of the pay-off date or the conversion date of this Note.

3.	PAYMENTS:

(a) The Borrower shall pay Principal and accrued Interest based upon the Agreed Interest Rate as set forth in Paragraph 2. The Borrower will pay the accrued Interest either upon (i) Full Payment as set forth in Paragraph 4 or (ii) conversion as set forth in Paragraph 5.

(b) All payments will be made to the Lender at the address shown above or to a different place, if requested by the Lender in writing.

4.	FULL PREPAYMENT:

The Borrower may repay the entire unpaid Principal and accrued Interest at any time before it is due. This is known as full prepayment. No penalty shall be charged. The Lender will consider the Note “Paid in Full” if the Lender receives:

(a) a total of Three Hundred Fourteen Thousand ($314,000.00) Dollars plus accrued Interest by February 25, 2021, or

(b) the entire unpaid Principal and accrued Interest is converted into Cingulate equity as set forth in Paragraph 5.

5.	CONVERSION TO UNITS IN LIEU OF PAYMENT IN FULL:

Lender shall give thirty (30) days’ notice of its desire to convert the entire unpaid Principal and accrued Interest into Preferred Units of Cingulate (hereinafter “Units”) at a Twenty-Five (25%) Percent discount to the offered Unit price at the time of conversion. In order to exercise, the Lender has to (a) request in writing and (b) forgive the entire unpaid Principal and accrued Interest. Borrower will then transfer the Units to Lender as per the rules of the governing Operating Agreement.

6.	LENDER’S RIGHT OF ACCELERATION:

The Lender may declare the unpaid Principal and accrued Interest under this Note due immediately for certain cause. This right is called acceleration. The cause is:

(a) the failure of the Borrower to make any agreed upon payments of Principal or accrued Interest under this Note within fifteen (15) days after its due date and such failure is not cured within thirty (30) days after written notice from the Lender to the Borrower, or

(b) the occurrence of any event, under the current Operating Agreement, that would cause the dissolution of the Company or that would make it unlawful for the business of the Company to be continued.

The Lender’s failure to accelerate for any cause shall not prevent the Lender from doing so for a later cause.

7.	WAIVER OF FORMAL ACTS:

The Lender is not required to do any of the following before enforcing the Lender’s rights under this Note:

(a) To demand payment of amounts due (known as Presentment)

(b) To give notice that amounts due have not been paid (known as Notice of Dishonor), and

(c) To obtain an official certificate of nonpayment (known as a Protest).

8.	CHANGE:

This Note cannot be changed except in writing signed by the Borrower and the Lender.

9.	COST OF COLLECTION:

If the Lender has to consult an attorney, or go to court, or if the Borrower fails to comply with the terms of this Promissory Note, the Borrower will pay all collection costs, plus reasonable lawyer’s fees.

10.	GOVERNING LAW:

This Promissory Note has been executed in the State of Delaware and is to be construed and enforced according to and governed by the Laws of the State of Delaware.

11.	ALIENATION:

In the event substantially all the property securing this Note shall during the term of this loan be sold or transferred in any manner, then at the option of the Lender, the loan shall be immediately due and payable in full.

12.	SIGNATURE:

The Borrower agrees to the terms of this Note by signing below.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BORROWER
Cingulate Therapeutics, LLC

By:	/s/Craig S. Gilgallon, Esq.
Craig S. Gilgallon
General Counsel

LENDER

By:	/s/ Matt Brams
Matt Brams